UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

LINKBANCORP, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-41505	82-5130531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Camp Hill Bypass, Suite 202
Camp Hill, Pennsylvania		17011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 569-2265

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	LNKB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 23, 2025, LINKBANCORP, Inc. (the “Company”) filed a Current Report on Form 8-K reporting the results of the Company’s annual meeting of shareholders and the adoption of the LINKBANCORP, Inc. 2025 Equity Incentive Plan (the "Original Report"). This Amendment No. 1 to the Original Report is being filed with the Securities and Exchange Commission solely to add Item 5.03 and Exhibit 3.2 to Item 9.01 as described below. This Amendment No. 1 to the Original Report makes no other amendments to the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2025, the shareholders of LINKBANCORP, Inc. (the "Company") approved the LINKBANCORP, Inc. 2025 Equity Incentive Plan (the “Plan”). The following summarizes certain key features of the Plan, and a more comprehensive description of the material terms of the Plan is contained in the Company's definitive proxy statement for the Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 17, 2025.

The Plan authorizes the issuance of up to 1,100,000 shares of the Company’s common stock pursuant to grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each, to officers, employees, directors and service providers of the Company and its subsidiaries. The sum of the grant date fair value of equity awards, including stock options, restricted stock and restricted stock units, granted to an individual non-employee director may not exceed $50,000 for any calendar year, and an employee may not: (i) receive a grant of more than 30,000 stock options during any calendar year, and (ii) the sum of the grant date fair value of restricted stock and restricted stock units may not exceed $500,000 for any calendar year.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the copy of the Plan that is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2025, the Board of Directors of the Company unanimously amended the Company’s Bylaws to remove Section 3.17 (Board Composition; Chairman Position and Succession) which was added to the Company’s Bylaws effective with the completion of the Company’s merger with Partners Bancorp on November 30, 2023.

Section 3.17 established the succession for the Board chairman and the Board composition for two consecutive annual meetings, including the methodology for filling Board vacancies. Section 3.17 was to remain in effect until November 30, 2025. Section 3.17 could be amended or waived by the approval of at least eighty percent (80%) of the members of the Company’s Board of Directors then in office.

The text of the Amended Article III of the Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.The Amended and Restated Bylaws of the Company will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of LINKBANCORP, Inc. (the “Company”) was held on May 22, 2025. At the annual meeting of shareholders, the Company’s shareholders (i) elected eleven directors to the Company’s board of directors for a one-year term; (ii) ratified the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and (iii) approved the LINKBANCORP, Inc. 2025 Equity Incentive Plan (the "2025 Equity Incentive Plan"). The final results of the shareholder vote were as follows:

1.
Election of directors for a one-year term of office.

Nominees for One-Year Term	Number of Votes FOR	Number of Votes AGAINST	Number of Votes ABSTAINING	Number of Broker Non-Votes
Andrew Samuel	27,570,423.30	621,996.00	62,157.08	3,612,321
Anson Flake	27,632,721.30	568,102.00	53,752.08	3,612,322
George Parmer	23,219,572.30	4,980,323.00	54,679.08	3,612,323
Debra Pierson	18,775,123.30	9,430,124.00	49,327.08	3,612,323
Diane Poillon	27,641,367.30	558,702.00	54,507.08	3,612,321
William E. Pommerening	27,636,377.30	560,201.00	57,998.08	3,612,321
Joseph C. Michetti, Jr.	27,528,723.30	644,445.00	81,408.08	3,612,321
Kristen Snyder	27,528,875.30	659,154.28	66,545.80	3,612,322
Michael W. Clarke	27,372,288.30	630,074.00	252,213.08	3,612,322
Kenneth R. Lehman	23,079,199.30	5,073,437.00	101,938.08	3,612,323
Robert C. Wheatley	27,488,849.30	665,249.00	100,477.08	3,612,322
2.
The ratification of the appointment of S.R. Snodgrass, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes
31,795,320.30	30,915.00	40,661.08	—
3.
The approval of the LINKBANCORP, Inc. 2025 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
27,291,911.07	897,340.31	65,323.00	3,612,323

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None.
(b)	Pro forma financial information. None.
(c)	Shell company transactions. None.
(d)	Exhibits.
3.2	Amended Article III of the LINKBANCORP, Inc. Bylaws
10.1	LINKBANCORP, Inc. 2025 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINKBANCORP, INC.

Date:	August 7, 2025	By:	/s/ Carl D. Lundblad
Carl D. Lundblad President